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                                                                    EXHIBIT 10.7


                              CONSULTING AGREEMENT

                                   (Schinazi)

         CONSULTING AGREEMENT dated as of June 12, 1998 by and between Novirio Pharmaceuticals, Inc., a Massachusetts corporation with a mailing address c/o MPM Asset Management, LLC, One Cambridge Center, 9th Floor, Cambridge, MA 02142 (the "Company"), and Raymond F. Schinazi, with a mailing address at_______________ ("Consultant").

                                    RECITALS

         A. The Company has been formed to engage in the business of development and commercialization of pharmaceuticals for the treatment of human viral diseases (the "Business").

         B. The Company desires to engage Consultant to provide services to the Company and Consultant desire to provide such services to the Company as set forth in this Agreement.

         C. In connection therewith, Consultant and the Company mutually desire to enter into this Agreement effective as of the date hereof, which will govern all work performed for the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby agrees as follows:

         1. Term. Company agrees to engage Consultant, and Consultant agrees to accept such engagement, to provide advisory, consulting and other services to the Company on the terms and conditions hereinafter provided, commencing as of the date hereof (the "Engagement Date") and terminating on June 12, 2002 (the "Initial Term"), unless terminated sooner pursuant to Section 8 hereof. Prior to the expiration of the Initial Term, the Consulting Agreement may be renewed by mutual agreement of the Company and the Consultant for one or more successive one-year periods (such successive periods, with the Initial Term, are referred to as the "Term").

         2. Services. Consultant shall provide consulting, advisory and other services in the Business including, without limitations, (a) performing the functions described on Exhibit A hereto, (b) assisting the Company in the preparation and filing of patent applications; (c) assisting with the development and research of products and potential products for the Business; and (d) such other responsibilities as the Company and the Consultant may agree (the "Services").

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         3. Compensation and Expenses.

                  (a) Compensation. During the Term, the Company shall pay Consultant the $25,000 per year, payable quarterly in arrears, commencing June 1, 1998.

                  (b) Business Expenses. During the Term, the Company shall reimburse Consultant for all reasonable and necessary expenses incurred by Consultant in the furtherance of or in connection with the business of the Company, including, without limitation, travel, board, lodging, telephone and postage, in accordance with the Company policy then in effect. In order to obtain reimbursement, Consultant shall submit to the Company an itemized statement of such expenses along with copies of bills and receipts.

         4. Non-Competition; Non-Solicitation. Except as otherwise provided in this Section 4, at all times during the Term, and for a period of eighteen (18) months thereafter, Consultant shall not:

                  (a) Serve as an executive officer of a company engaged in the Business (other than positions currently held by Consultant);

                  (b) induce or attempt to induce any customer, dealer or distributor of the Company to reduce such customer's, dealer's or distributor's business with the Company; or

                  (c) solicit any of the Company's consultants or employees to leave the employ of the Company or hire or cause to be hired any person who was during or for six (6) months after the termination of Consultant's engagement by the Company, a consultant or employee of the Company.

         The above restrictions shall not be deemed to prohibit Consultant from
(i) taking a position as a faculty member with any university, college, hospital or other research, treatment or teaching based nonprofit institution, or (ii) maintaining any position set forth on Exhibit B hereto, or from any activities undertaken in such position.

         5. Covenants of Consultant. Consultant shall provide expertise in the area of drug resistance, cross-resistance, ways to overcome resistance, the design of combination trials and virological issues in general. He also agrees to use his best efforts to facilitate the license by the Company from Pharmasset of inventions, improvements, modifications, discoveries, creations, methods, processes and developments in the Business which are made or conceived by Consultant alone or with others during the Term.

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         6. Confidentiality. During the course of his engagement with the
Company, Consultant may have access to, learn of, or participate in the development of the Company's confidential information or confidential information entrusted to the Company by other persons, corporations, or firms. The Company's confidential information includes matters not generally known outside of the Company, such as know-how, trade secrets, experimentation, research and developments relating to existing and future products and services to be or being marketed or used by the Company (whether or not such products or services are actually realized or pursued by the Company), and also any information which gives the Company a competitive advantage including, without limitation, data relating to the general business operations of the Company (e.g., sales, costs, profits, organizations, customer lists, pricing methods, etc.). Confidential information shall not include information that may be demonstrated by Consultant to have been known by Consultant prior to the date hereof or which is otherwise disclosed to the Consultant by a third party who is not under any confidentiality obligation preventing such disclosure. Consultant agrees to hold such information as strictly confidential and not disclose any such confidential information to any person, corporation or firm (other than the Company). Consultant further agrees not to make use of such confidential information except on the Company's behalf whether or not such information is produced by his own efforts. These restrictions shall apply to all such information whether written, oral, magnetic, optical or in some other form. Consultant understands and agrees that his confidentiality obligations under this Section 6 shall continue both during his engagement and after termination of his engagement until such confidential information becomes generally available to the public through legitimate means. It is understood and agreed that specific information which Consultant may receive, observe, perceive, create, develop or learn while a consultant to the Company shall not be deemed to be generally available to the public merely because such specific information is embraced by more general information which is generally available to the public.

         7. Return of Information. At the end of the Term or at any time upon the request of the Company, Consultant agrees to deliver to the Company all records, drawings, notebooks, documents, computer disks and tapes and other data in any and all forms which pertain to the Company's confidential information (whether prepared by Consultant or others), and also to return to the Company any equipment, tools, computers or other devices owned by the Company and in his possession, provided however that the Consultant shall have the right to retain one copy of such materials for his personal records (but in any event not to be used in a manner inconsistent with the terms of this Agreement). Consultant agrees that the above documents, data and devices are the exclusive property of the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company.

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         8. Representations and Covenants.

                  (a) Consultant will not disclose to the Company, or induce the Company to use, any confidential information of other persons, corporations, or firms including his present or former employers (if any).

                  (b) Set forth on Exhibit B hereto is a list of all educational institutions, companies, governmental entities and individuals with whom Consultant has current representative, consultant, employment, business partnership or similar relationships or of which Consultant owns greater than 5% of the outstanding voting securities, and a description of all agreements with such parties. Consultant shall notify the Company in writing promptly whenever there are changes to this list.

                  (c) Consultant is responsible for ensuring that the relationships set forth on Exhibit B hereto will not result, with the passage of time or the giving of notice, or both, in a default under the terms of this Agreement.

                  (d) Consultant represents that he has not been debarred nor received notice of any action, or threat with respect to its debarment under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 335(a). Consultant agrees promptly to notify the Company upon receipt of any such notice and further agrees, upon the Company's request, to provide a separate written certification, on a form provided by the Company, to this effect.

         9. Termination of Engagement. Notwithstanding the provisions of Section 1, Consultant's engagement hereunder shall terminate under the following circumstances:

                  (a) Death or Disability. Consultant's engagement hereunder shall immediately terminate upon his death or disability (as hereinafter defined). For purposes of this Agreement, Consultant shall be deemed disabled if in the opinion of the Board of Directors of the Company, determined in good faith, Consultant is unable to substantially perform services hereunder due to illness, injury, accident or condition of either a physical or psychological nature for greater than ninety (90) days.

                  (b) Termination by the Company for Cause. The Company may terminate Consultant's engagement for "cause" (as hereinafter defined) after prior written notice to Consultant setting forth in reasonable detail the nature of such cause. For the purposes hereof, "cause" shall be determined by the Board of Directors of the Company acting in good faith and shall include (but not be limited to):

                           (i) the conviction of Consultant by a court of competent jurisdiction of any felony, misdemeanor or any criminal


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                                    offense involving breach of trust,
                                    misappropriation or dishonesty against the
                                    Company or Novirio Pharmaceuticals Limited, a Cayman Islands corporation ("Novirio Limited"), or any subsidiary of Novirio Limited, or the entering of a plea by Consultant of nolo contendere thereto;

                           (ii) the commission by Consultant of an act of fraud upon the Company, Novirlo Limited or any subsidiary of Novirio Limited;

                           (iii) Consultant's willful violation of any United States federal, state or local or foreign government law, rule or regulation governing the operation of the Company, Novirio Limited or any subsidiary of Novirio Limited; or

                           (iv) a material breach by Consultant of this Agreement, which breach continues for more than twenty (20) business days after written notice given to Consultant, such notice to set forth in reasonable detail the nature of such breach.

                  (c) Termination by Consultant. Consultant may terminate his engagement for any reason whatsoever upon ninety (90) days' prior written notice to the Company.

         10. Payments Upon Termination. Upon termination of Consultant, Consultant shall be entitled to receive from the Company, unpaid through the date of termination and (ii) reimbursement of expenses which have been incurred through the date of such termination.

         11. Independent Contractor. Both the Company and the Consultant agree that Consultant acts as an independent contractor in the performance of his duties under this Agreement. Nothing in this Agreement shall be deemed to make the Consultant an employee, partner or agent for the Company, Novirio Limited or any subsidiary of Novirio Limited, nor shall either party have any authority to bind the other in any respect. Accordingly, the Consultant shall be responsible for payment of, and shall indemnify and hold the Company harmless against, all taxes, including, without limitation, federal, state and local taxes and taxes assessed by foreign countries arising out of the Consultant's activities in accordance with this Agreement, including by way of illustration but not limitation, federal and state income tax, Social security tax, a foreign country's income tax, unemployment insurance taxes, Medicare taxes and any other taxes, or business license fees as required.


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         12. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage paid, to Consultant at the last address Consultant has filed in writing with the Company, or, in the case of the Company, to the attention of its President. All such communications shall be deemed given upon receipt. Any party may by notice in writing to the other parties change the address to which notices to it or him are to be addressed hereunder.

         13. Miscellaneous.

                  (a) Entire Agreement: Amendments; Waivers. This Agreement contains the entire understanding of the parties regarding its subject matter and any amendment to this Agreement, and any waiver of any provision hereof, shall be in writing and shall require the prior written approval of the Consultant and the Board of Directors of Novirio Limited. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

                  (b) Survival. Except as otherwise provided in this Agreement, the obligations of the Company and Consultant contained in Sections 4, 6, 7 and 11 and this Section 13 shall survive the termination of this Agreement.

                  (c) Governing Law; Consent to Jurisdiction. Consultant agrees that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof. The Consultant hereby agrees to submit to the nonexclusive jurisdiction of the court in and of the Commonwealth of Massachusetts and to the courts to which an appeal of the decisions of such courts may be taken and consents that service of process with respect to all courts in and of the Commonwealth of Massachusetts may be made by registered mail to Consultant's address set forth on page one hereof.

                  (d) Enforcement. In view of the substantial harm which will result from the breach by Consultant of any of the covenants contained in Sections 4, 6 and 7, the parties agree that such covenants shall be enforced to the fullest extent permitted by law. Accordingly, if, in any judicial proceeding, a court shall determine that such covenants are unenforceable because they cover too extensive a geographic area or survive for too long a period of time, or for any other reason, then the parties intend that such covenants shall be deemed to cover such maximum geographic area and maximum period of time and shall otherwise be deemed to be limited in such manner as will permit enforceability by such court. If any term or provision of this Agreement or the application thereof to any circumstance shall, to any extent, be invalid or

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unenforceable, the remainder of this Agreement or the application to other persons and circumstances shall not be affected thereby and each term and provision hereof shall be enforced to the fullest extent permitted by law.

                  (e) Remedies. Consultant agrees that his breach of any of the provisions of Sections 4, 6 and 7 above will cause irreparable damage to the Company and that the recovery by the Company of money damages will not alone constitute an adequate remedy for such breach. Accordingly, Consultant agrees that such provisions may be specifically enforced against it or him, in addition to any other rights or remedies available to the Company on account of any such breach.

                  (f) Indemnification.

                           (i) Consultant will indemnify and hold the Company harmless, and will defend the Company against any and all loss, liability, damage, claims, demands or suits and related costs and expenses to persons or property that arise, directly or indirectly, from acts or omissions of Consultant, or breach by the Consultant of any term or condition of this Agreement.

                           (ii) The Company will indemnify and hold the Consultant harmless, and will defend the Consultant against any and all loss, liability, damage, claims, demands or suits and related costs and expenses to persons or property that arise, directly or indirectly, from breach by the Company of any term or condition of this Agreement, and from acts taken by the Consultant on behalf of the Company if he (i) acted in good faith, in accordance with this Agreement and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  (g) Successors and Assigns. This Agreement shall be binding upon Consultant, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns and personal representatives; provided, however, that it shall not be assignable by Consultant.

                  (h) Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.


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                  (i) Public Disclosure.

                           (i)      Except as required by law, neither
                                    Consultant nor the Company shall disclose the terms of this Agreement, or the transactions contemplated by this Agreement without the written consent of the other party and Emory University.

                           (ii) Except as required by law, the Company shall not without the prior consent of the Consultant issue any press release or other public statement directed through the media which discloses the name of the Consultant or the Consultant's relationship with the Company

                  (j) Disputes arising under this Agreement shall be resolved by a panel of three arbitrator in an arbitration conducted in accordance with the rules of the American Arbitration Association. The decision of a majority of the three arbitrators shall be final and binding upon the parties. The Consultant shall select one arbitrator, the Company shall select a second arbitrator and the two so selected shall select and designate a third arbitrator.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed document on the date first above written.

                                     NOVIRIO PHARMACEUTICALS, INC.


                                     By: /s/ Joachim Rothe
                                        ________________________________________

                                     Name: Joachim Rothe
                                          ______________________________________

                                     Title: CFO
                                           _____________________________________


                                     /s/ Raymond Schinazi
                                     ___________________________________________
                                     Raymond F. Schinazi


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                                    EXHIBIT A

                             DUTIES OF A CONSULTANT

DR. RAYMOND SCHINAZI is Professor of Pediatrics and Chemistry, and Director, Laboratory of Biochemical Pharmacology at Emory University. He will provide expertise in the area of drug resistance, cross-resistance, ways to overcome resistance, the design of combination trials and virological issues in general. His knowledge of chemistry, in addition to virology, will provide rapid solutions to technical issues at the interface of these two disciplines. As a founder of both Pharmasset and the Company, he will facilitate technology transfers from Pharmasset to the Company.
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                                    EXHIBIT B

                              CURRENT AFFILIATIONS

-        NIH

-        Emory University

-        VA Medical Center

-        Georgia State University

-        Pharmasset Ltd.

-        Quad Pharma

-        Triangle Pharmaceuticals

-        General Medical Industries

-        Murex/Abbott

-        Innogenetics

-        IVAX

-        Andrx Pharmaceuticals

-        Buckway Pharmaceutical

-        Chong Keun Dango

-        Moravak

-        [Illegible]

-        International Press